Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-137677) pertaining to the Bare Escentuals, Inc. 2004 Equity Incentive Plan and 2006 Equity Incentive Award Plan, of our report dated March 27, 2007, with respect to the consolidated financial statements of Bare Escentuals, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

San Francisco, California
March 27, 2007